UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 9, 2013

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-35293	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Atrium Way, Suite 265 Mount Laurel, New Jersey	08054
(Address of Principal Executive Offices)	(Zip Code)

(856) 273-6980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 9, 2013, the senior management of Central European Distribution Corporation (the “Company”), following consultation with the audit committee and the board of directors of the Company, concluded that the Company will restate its consolidated financial statements for the periods from and after October 1, 2010 (“Restatement Periods”) to correct accounting errors resulting from a failure to properly account for certain deferred tax assets and liabilities relating to the acquisition of the Russian Alcohol Group (“RAG”) in 2009. As a result, the Company’s consolidated financial statements for the Restatement Periods should no longer be relied upon. The restatement is not expected to have any impact on previously reported operating income or cash flows reported for any of the periods covered.

As previously announced, the Company changed its senior management during January 2013, including the appointment of a new Chief Executive Officer and Chief Financial Officer of the Company. Following these changes, the Company’s new officers continued and completed a thorough review of the Company’s business operations, internal controls and financial statement consolidation procedures, which had started in the fourth quarter of 2012. Through the process of reviewing the Company’s financial statement consolidation procedures and during the preparation of the consolidated financial statements, certain errors were identified relating to the recognition of deferred tax assets and liabilities relating to the acquisition of RAG.

During the Restatement Periods, the Company erroneously recognized a deferred tax asset relating to certain transaction costs incurred by the Company on behalf of its subsidiary in the acquisition of RAG, based on the assumption that the costs were temporary differences and that the related deferred tax asset would be realized in the future. However, the costs represent a difference in the accounting and tax books (an outside basis difference) and the recognition criteria for a deferred tax asset relating to such differences were not met so the deferred tax asset should not be recognized.

Furthermore, during the Restatement Periods, the Company recognized a deferred tax liability related to a gain on the re-measurement of a previously held interest in RAG, based on the assumption that related income tax would be payable in the future. However, the recognition did not consider the fact that the ownership of RAG was structured in such a way that this gain could be recovered tax free. As a result the deferred tax liability should not be recognized.

The Company estimates that the aggregate effect of the adjustments identified to date will result in a reduction of its consolidated net income by approximately $21 million and $6 million for the years ended December 31, 2010 and 2011, respectively. The Company estimates that there is no material effect on the adjustment on the periods prior to September 30, 2010. These amounts are subject to change as the Company continues its review of the accounting matters discussed herein. The adjustments are not expected to have any impact on previously reported operating income or cash flows reported during any of the periods covered. The adjustments do not impact the five year projections provided by the Company in the Amended and Restated Offering Memorandum, Consent Solicitation Statement and Disclosure Statement, dated March 8, 2013, filed as an exhibit to a tender offer statement on Schedule TO-I/A on March 8, 2013, as amended and supplemented by Supplement No. 1 to the Offering Memorandum, dated March 18, 2013, filed as an exhibit to the Form 8-K filed on March 19, 2013.

Certain members of the board of directors and senior management of the Company have discussed the matters described above with Ernst & Young Audit sp. z o.o., the Company’s current auditor, and PricewaterhouseCoopers sp. z o.o., the Company’s former auditor. The Company anticipates filing with the Securities and Exchange Commission in June 2013 amendments to certain of its periodic financial reports relating to the impacted periods, to reflect the restated financial statements. There can be no assurance, however, that these filings will be made within the anticipated period.

The Company believes that a thorough review of the Company’s financial statement consolidation procedures was a key and necessary step in addressing the material weaknesses in its internal control over financial reporting previously disclosed in the Company’s 2011 Annual Report on Form 10-K/A, and the Company’s new management team is working diligently to change the control environment and strengthen the Company’s internal control system over financial reporting.

The expected effects of the restatement described above are based on currently available information. Because the Company’s accounting review is ongoing, the estimates included herein are subject to change until the final restated financial statements are filed with the Securities and Exchange Commission.

Item 8.01.	Other Events

In light of the Company’s current financial condition as well as the on-going nature of the Company’s restructuring and the need to restate its accounts, the board of directors of the Company has determined to delay the annual meeting of the Company’s shareholders currently scheduled for May 14, 2013, until a future date to be determine by the Company’s board of directors.

Forward-Looking Information

This Current Report contains forward looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding the expected materiality or significance of the estimated adjustments to the financial statements, the expected timing for filing the Company’s amended annual and quarterly reports and the quantitative effects of the restatement. Forward looking statements are based on our knowledge of facts as of the date hereof and involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by our forward looking statements. Such risks include, among others, the risk that additional information may arise from the evaluation of the Company’s disclosure controls and procedures and that the preparation of the Company’s restated financial statements or other subsequent events would require the Company to make other revisions.

Investors are cautioned that forward looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. The Company undertakes no obligation to publicly update or revise any forward looking statements or to make any other forward looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws. Investors are referred to the full discussion of risks and uncertainties included in the Company’s Form 10-K/A for the fiscal year ended December 31, 2011, including statements made under the caption “Item 1A. Risks Relating to Our Business” and in other documents filed by the Company with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Grant Winterton
Grant Winterton
Chief Executive Officer

Date: May 9, 2013